EXHIBIT 99.3

CERTIFICATION PURSUANT TO 8 U

Certification Pursuant To 18 U.S.C. Section 1350, As Adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Chindex International, Inc., a Delaware corporation (the "Company"), on Form 10-Q/A for the period ended June 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Ronald Zilkowski, Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Ronald Zilkowski

Senior Vice President Finance and Corporate Controller

November 14, 2002